UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 3, 2006

EMERGENCY MEDICAL SERVICES CORPORATION

EMERGENCY MEDICAL SERVICES L.P.

(Exact Name of Each Registrant as Specified in Their Charters)

Delaware	001-32701 333-127115	20-3738384 20-2076535
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

6200 S. Syracuse Way, Suite 200, Greenwood Village, Colorado	80111
(Address of Principal Executive Offices)	(Zip Code)

(303) 495-1200

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01	Other Events.

On June 3, 2006, an indirect wholly-owned subsidiary of Emergency Medical Services Corporation (“EMSC”) entered into an agreement (the “Agreement”) to purchase all of the outstanding shares of common stock of Air Ambulance Specialists, Inc., a Colorado corporation (“Air Ambulance Specialists”). Air Ambulance Specialists is a privately-held corporation based in Englewood, Colorado that arranges air ambulance services. Under the terms of the Agreement, in return for the stock of Air Ambulance Specialists, EMSC will pay approximately $10.8 million in cash at closing, issue promissory notes with an aggregate principal amount of approximately $1.1 million and, subject to Air Ambulance Specialists’ financial performance after closing and other terms of the Agreement, make certain earn-out and other performance-based payments during the five years after closing of the transaction. The four selling shareholders of Air Ambulance Specialists, comprising its senior management team, have agreed to enter into employment agreements upon the closing of the transaction. The closing of the transaction is subject to various customary closing conditions, and is expected to occur on or prior to June 30, 2006. A copy of the press release announcing the transaction is attached hereto as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Exhibit

99.1	Press release of Emergency Medical Services Corporation dated June 5, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERGENCY MEDICAL SERVICES CORPORATION (Registrant)

	By:	/s/ Todd G. Zimmerman
June 5, 2006		Todd G. Zimmerman Executive Vice President and General Counsel

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERGENCY MEDICAL SERVICES L.P. (Registrant)

	By:	Emergency Medical Services Corporation, its General Partner

	By:	/s/ Todd G. Zimmerman
June 5, 2006		Todd G. Zimmerman Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press release of Emergency Medical Services Corporation dated June 5, 2006.